U.S. SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                Date of Report - January 16, 2002
                (Date of Earliest Event Reported)



                         IDI GLOBAL, INC.
      (Exact name of registrant as specified in its charter)

NEVADA                            0-30245                87-0617040
(State of Incorporation)   (Commission File Number)     (I.R.S. Employer
                                                         Identification No.)

                        462 East 800 North
                         Orem, Utah 84097
             (Address of principal executive offices)

                          (801) 224-4444
                 (Registrant's telephone number)

ITEM 5: OTHER EVENTS

     On March 14, 2002 our wholly-owned subsidiary, Internet Development, Inc., filed articles of merger in the state of Nevada to consummate its merger with idiglobal.com, Inc., a Delaware corporation. As a result, Internet Development, Inc. will assume the operations of idiglobal.com, Inc. and Internet Development, Inc.'s results of operations will be consolidated with IDI Global, Inc's. The information regarding this merger was previously reported in our Form 10-KSB annual report for the year ended December 31, 2001. As required by SEC regulations, we are filing in this report the audited financials of idiglobal.com, Inc. for the years ended December 31, 2001 and 2000.

ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements

     The audited financial statements for idiglobal.com, Inc. for the years ended December 31, 2001 and 2000 are attached.

(b)  Pro Forma Financial Information

     The accompanying unaudited pro forma consolidated financial statements have been prepared by management of IDI Global, Inc. and give effect to the merger of Internet Development, Inc. and idiglobal.com, Inc. The unaudited pro forma financial statements for the period ended December 31, 2001 are presented as if the merger had occurred on December 31, 2001.

     The pro forma adjustments include assumptions and preliminary estimates and are subject to change. These pro forma statements may not be indicative of the results that actually would have occurred if the acquisition had been in effect on the dates indicated, and may not be indicative of financial results that may be obtained in the future. These pro forma financial statements should be read in conjunction with the accompanying notes and with the historical financial information on idiglobal.com, Inc., included in this 8-K.

(c) Exhibits

    None.

                IDIGLOBAL.COM, INC. AND SUBSIDIARY

                CONSOLIDATED FINANCIAL STATEMENTS

              Years Ended December 31, 2001 and 2000

TABLE OF CONTENTS
------------------------------------------------------------------------------
                                                                       Page

INDEPENDENT AUDITOR'S REPORT                                             1

CONSOLIDATED FINANCIAL STATEMENTS:

      Balance Sheets                                                     2

      Statements of Operations                                           4

      Statements of Stockholders' Equity                                 5

      Statements of Cash Flows                                           6

      Notes to Consolidated Financial Statements                         7

Squire & Company, PC
Certified Public Accountants and Business Consultants
----------------------------------------------------------------------------



                   INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
of idiglobal.com, Inc.

We have audited the accompanying consolidated balance sheets of idiglobal.com, Inc. (a Delaware corporation) and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the management of idiglobal.com, Inc. and subsidiary. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of idiglobal.com, Inc. and subsidiary as of December 31, 2001 and 2000, and the consolidated results of their operations and their consolidated cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/S/ Squire and Company, PC

January 25, 2002

IDIGLOBAL.COM, INC. AND SUBSIDIARY
BALANCE SHEETS
December 31, 2001 and 2000                              2001        2000
-----------------------------------------------------------------------------


ASSETS

Current Assets:
  Cash                                             $    204,664  $    225,508
  Restricted cash                                       841,606        47,737
  Accounts receivable                                    81,027       124,280
  Inventories                                                 -         4,966
                                                   ------------- -------------

    Total current assets                              1,127,297       402,491

Software and Equipment, Net                             176,993       191,344

Deferred Income Tax Asset                               195,943       294,278

Other Assets                                             72,436        19,030
                                                   ------------- -------------

   Total assets                                    $  1,572,669  $    907,143
                                                   ============= =============








The accompanying notes are an integral part of these statements.

IDIGLOBAL.COM, INC. AND SUBSIDIARY
BALANCE SHEETS (Continued)
December 31, 2001 and 2000                             2001          2000
------------------------------------------------------------------------------


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable                                 $    121,022  $    153,105
  Accrued expenses                                      520,122       396,307
  Income taxes payable                                      100           100
  Reserve for refunds and chargebacks                   233,353        21,128
  Notes payable                                         968,125       778,478
                                                   ------------- -------------

    Total current liabilities                         1,842,722     1,349,118

Deferred Income Tax Liability                            20,432        20,320
                                                   ------------- -------------

    Total liabilities                                 1,863,154     1,369,438

Stockholders' Equity:
  Common stock, 42,000,000 shares authorized,
   $.0001 par value                                       1,779         1,614
  Preferred stock, 8,000,000 shares authorized,
   $.0001 par value                                           -           112
  Addition paid-in capital                              977,619       967,672
  Accumulated deficit                                (1,269,883)   (1,431,693)
                                                   ------------- -------------

    Total stockholders' equity                         (290,485)     (462,295)
                                                   ------------- -------------

      Total liabilities and stockholders' equity   $  1,572,669  $    907,143
                                                   ============= =============



The accompanying notes are an integral part of these statements.

IDIGLOBAL.COM, INC. AND SUBSIDIARY
STATEMENTS OF OPERATIONS
Years Ended December 31, 2001 and 2000                    2001      2000
-----------------------------------------------------------------------------

Revenues, net                                      $ 13,422,103  $  5,363,663

Commissions                                           9,741,283     2,827,766
                                                   ------------- -------------

Profit after Commissions                              3,680,820     2,535,897

General and Administrative Expenses                   3,313,788     3,423,194
                                                   ------------- -------------

Operating Income (Loss)                                 367,032      (887,297)

Other Income (Expenses):
  Interest income                                        19,564         4,706
  Interest expense                                     (128,073)      (59,886)
  Other income (expense)                                  1,834       (14,271)
                                                   ------------- -------------

    Total other income (expenses)                      (106,675)      (69,451)
                                                   ------------- -------------

Income (Loss) Before Income Taxes                       260,357      (956,748)

Income Tax Expense:
  Federal and state income tax expense                      100           100
  Deferred income tax expense                            98,447           170
                                                   ------------- -------------

    Total income tax expense                             98,547           270
                                                   ------------- -------------

Net Income (Loss)                                  $    161,810  $   (957,018)
                                                   ============= =============

Earnings (Loss) Per Share - Basic                  $        .01  $       (.06)
                                                   ============= =============

Earnings (Loss) Per Share - Fully Diluted          $        .01  $       (.05)
                                                   ============= =============
Weighted Average Shares Outstanding:
 Basic                                               13,635,377    16,118,281
 Fully Diluted                                       15,367,295    17,689,391



The accompanying notes are an integral part of these statements.


IDIGLOBAL.COM, INC. AND SUBSIDIARY
STATEMENTS OF STOCKHOLDERS' EQUITY
Years Ended December 31, 2001 and 2000
------------------------------------------------------------------------------------------------------------
                                                                       Additional
                             Common Stock         Preferred Stock       Paid-In    Accumulated Stockholders'
                         Shares       Amount    Shares       Amount     Capital      Deficit      Equity
                      ------------ ---------- ------------ ---------- ------------ ------------ ------------
Balance,
 January 1, 2000       16,112,500  $   1,611    1,153,334  $     115  $   776,923  $  (474,675) $   303,974

Common stock issued
 for services April
 29, 2000                  20,000          1            -          -       19,998            -       19,999

Stock repurchased
 and cancelled May 18,
 2000                    (100,000)       (10)    (233,334)       (23)    (249,967)           -     (250,000)

Preferred stock
 issued for services
 June 1, 2000                   -          -       60,000          6       59,994            -       60,000

Common stock issued
 for services June 26,
 2000                     100,000         10            -          -       99,990            -      100,000

Common stock issued
 for services July 29,
 2000                       5,000          1            -          -        4,999            -        5,000

Preferred stock
 issued for cash
 August 4, 2000                 -          -      125,000         13      249,988            -      250,000

Common stock issued
 for services
 October 29, 2000           5,000          1            -          -        4,998            -        5,000

Preferred stock
 issued for financing
 November 17, 2000              -          -       12,500          1          749            -          750

Net loss for the
 year ended
 December 31, 2000              -          -            -          -            -     (957,018)    (957,018)
                      ------------ ---------- ------------ ---------- ------------ ------------ ------------
Balance,
 December 31, 2000     16,142,500      1,614    1,117,500        112      967,672    (1,431,693)   (462,295)

Common stock issued
 for services
 September 21, 2001        50,000          5            -          -        9,995             -      10,000

Common stock
 recontributions
 by stockholders
 September 21, 2001    (3,600,000)         -            -          -            -             -           -

Common stock issued
 in exchange for
 preferred shares
 outstanding
 September 25, 2001       240,000         24     (120,000)       (12)         (12)            -           -

Common stock issued
 in exchange for
 preferred shares
 outstanding
 September 25, 2001        25,000          2      (12,500)        (1)          (1)            -           -
Common stock issued
 in exchange for
 preferred shares
 outstanding
 September 25, 2001     1,000,000        100     (800,000)       (80)         (20)            -           -

Common stock issued
 in exchange for
 preferred shares
 outstanding
 September 25, 2001       250,000         25     (125,000)       (13)         (13)            -           -

Common stock issued
 in exchange
 for preferred
 shares outstanding
  September 25, 2001       85,000          9      (60,000)        (6)          (2)            -           -

Net income for the
 year ended
 December 31, 2001              -          -            -          -            -      161,810      161,810
                      ------------ ---------- ------------ ---------- ------------ ------------ ------------
Balance,
 December 31, 2001     14,192,500  $   1,779            -  $       -  $   977,619  $(1,269,883) $  (290,485)
                      ============ ========== ============ ========== ============ ============ ============

The accompanying notes are an integral part of these statements.

                                        -5-




IDIGLOBAL.COM, INC. AND SUBSIDIARY
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2001 and 2000                                   2001       2000
-------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities:
 Net income (loss)                                                 $     161,810  $   (957,018)
 Adjustments to reconcile net income (loss) to net
  cash provided (used) by operating activities:
     Depreciation                                                         72,193        70,343
     Bad debt expense                                                          -        53,011
     Deferred income tax expense                                          98,447           170
     Services for stock                                                   10,000       190,749
     Services for equipment                                                    -         4,005
     (Gain) loss on disposal of assets                                    (1,836)       14,271
     Changes in operating assets and liabilities:
       Accounts receivable                                                43,253       (70,385)
       Inventories                                                         4,966        28,063
       Other assets                                                      (53,406)      (14,255)
       Accounts payable                                                  (32,083)       70,687
       Accrued expense                                                   123,815       157,013
       Reserve for refunds and chargebacks                               212,225        17,100
                                                                    ------------- -------------

          Total adjustments                                              477,574       520,772
                                                                    ------------- -------------

     Net cash provided (used) by operating activities                    639,384      (436,246)

Cash Flows from Investing Activities:
  Purchase of software and equipment                                     (59,106)      (50,689)
  Proceeds from sale of equipment                                          3,100             -
                                                                    ------------- -------------

     Net cash used by investing activities                               (56,006)      (50,689)

Cash Flows from Financing Activities:
  Proceeds from issuance of preferred stock                                    -       250,000
  Proceeds from issuance of notes payable                                308,308       630,352
  Principal payments on notes payable                                   (118,661)     (411,252)
                                                                    ------------- -------------

     Net cash provided by financing activities                           189,647       469,100
                                                                    ------------- -------------

Net Increase (Decrease) in Cash and Cash Equivalents                     773,025       (17,835)

Beginning Cash and Cash Equivalents                                      273,245       291,080
                                                                    ------------- -------------

Ending Cash and Cash Equivalents                                    $  1,046,270  $    273,245
                                                                    ============= =============


The accompanying notes are an integral part of these statements.

                                    -6-

IDIGLOBAL.COM, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

Note 1. Summary of Significant Accounting Policies
        ------------------------------------------

This summary of significant accounting policies of idiglobal.com, Inc. and subsidiary (the Company) is presented to assist in understanding the Company's financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Financial Statements Presentation - The consolidated financial statements of idiglobal.com, Inc. and Subsidiary (the Company) include the accounts of idiglobal.com, Inc. a holding company and Internet Development Incorporated, a wholly owned subsidiary. All significant inter-company transactions and balances have been eliminated in consolidation.

Business Description - Internet Development Incorporated (IDI) was incorporated in the state of Utah on March 7, 1996. On April 28, 1999, in anticipation of becoming a publicly traded company, IDI created a new Delaware Corporation (incorporated on March 25, 1999), called Array Technologies, Inc. Array Technologies, Inc. was created with the sole intent of moving IDI's incorporation location to a Delaware venue for purposes of its planned public offering. All of the outstanding common stock of IDI (1,050,000 shares) was exchanged for 15,750,000 shares of common stock of Array Technologies, Inc. The transaction resulted in a recapitalization of IDI inasmuch as IDI was deemed to be the acquiring entity for accounting purposes. Subsequently, Array Technologies, Inc. changed its name to idiglobal.com, Inc.

The Company is an ASP (applications service provider) of unique web based Internet applications for companies that have large affiliate networks. In addition IDI provides proprietary applications for small business and home office businesses that require web and ecommerce enabled tools to create a virtual presence on the Internet. IDI provides in house servers and management to host all of its applications and control security for its customers.

Cash and Cash Equivalents - For the purpose of the statement of cash flows, cash and cash equivalents are defined as demand deposits at banks and money market funds at other financial institutions with an original maturity of three months or less.

Restricted Cash - Restricted cash consists of monies required by the merchant account provider to be set aside for refunds and chargebacks.

IDIGLOBAL.COM, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

Note 1.  Summary of Significant Accounting Policies (Continued)
         -----------------------------------------------------

Accounts Receivable - Accounts receivable represents monies due the Company for credit card sales transacted near the end of the year, but had not yet posted to the Company's cash accounts.

An allowance for doubtful accounts has not been established as management deems all accounts receivable to be fully collectible as of December 31, 2001 and 2000.

Inventories - Inventories consists of Internet marketing materials and are stated at the lower of cost or market, determined using the first-in, first-out method (FIFO).

Depreciation - Software and equipment as of December 31, 2001 and 2000 consist of the following equipment and are recorded at cost:

                                                   2001           2000
                                                ------------ -------------
     Computer equipment                         $   223,667  $    201,399
     Software and loan costs                         48,433        25,085
     Office equipment                                79,161        81,725
     Furniture and fixtures                          51,714        42,172
     Leasehold improvements                           2,500             -
                                                ------------ -------------

       Total fixed assets                           405,475       350,381
       Accumulated depreciation                    (228,482)     (159,037)
                                                ------------ -------------

         Net software and equipment             $   176,993  $    191,344
                                                ============ =============

Provision for depreciation of software and equipment is computed on the straight-line method for financial reporting purposes. Depreciation is based upon estimated useful lives as follows:

     Computer equipment                          5 Years
     Software and loan costs                     3 Years
     Office equipment                            6 Years
     Furniture and fixtures                     10 Years
     Leasehold improvements                      5 Years

Maintenance, repairs, and renewals which neither materially add to the value of the equipment nor appreciably prolong its life are charged to expense as incurred.

Depreciation charged to operations was $72,193 and $70,343, for the years ended December 31, 2001 and 2000, respectively.

Advertising and Promotion Costs - Advertising and promotion costs are expensed as incurred and totaled $107,741 and $65,498 for the years ended December 31, 2001 and 2000, respectively.

IDIGLOBAL.COM, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

Note 1. Summary of Significant Accounting Policies (Continued)
        -----------------------------------------------------

Revenue Recognition - Revenue from the sale of software and other products is recognized when an agreement is made, delivery is complete, no significant obligations remain unfulfilled, and collection of the resulting receivable is probable. In instances where a significant obligation exists, revenue recognition is delayed until the obligation has been satisfied. Revenue from services, including training and consulting are recognized as the services are performed.

Research and Development and Software Development Costs - Research and development costs include expenditures incurred in the development of software products or enhancements to existing products. Research and development costs are charged to expense as incurred.

Differences between capitalizable software development costs, together with appropriate amortization of capitalized costs, and actual expenditures to date have been immaterial. As a result, the Company has elected to expense capitalizable software development costs as incurred.

Reserve for Refunds and Chargebacks - A certain percentage of sales made generally results in a refund or chargeback. Accordingly, the Company has reserved an amount in the financial statements to account for refund and chargebacks that have not yet been charged to the Company. Refunds and chargeback could be paid up to one year following the original sale or transaction.

Commissions - During 2001, the Company contracted with other entities to sell its products. The Company can pay a large sales commission for outsourced sales, depending on the contract arrangements with each particular entity. During 2000, the Company primarily sold through an internal sales force and paid a smaller commission percentage. The Company experienced a significant increase in revenues from 2000 to 2001, due in large part to the Company's switching from an internal sales force to outsourced services. Outsource services will increase commission expense.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Earnings Per Share - Basic earnings per share is computed by dividing net income available for common stock by the weighted average number of common shares outstanding during the period. Fully diluted earnings per share is computed by dividing net income available for common stock by the weighted average number of common shares outstanding plus common stock equivalents.

Note 2.  Income Taxes
         ------------

The provision for income taxes is based on income and expense reported in the financial statements, which differs from that reported for income tax purposes. Accordingly, deferred income taxes are provided in recognition of such differences. Temporary differences include differences between book and tax depreciation and benefits derived from net operating losses. At December 31, 2001, the Company had net operating losses totaling $1,482,163 which begin to expire in the year 2019.

IDIGLOBAL.COM, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

Note 2.  Income Taxes (Continued)
         --------------

Income tax liabilities, expense and deferred taxes are computed by following the procedures outlined in Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes." The applicable federal and state tax rates in effect at December 31, 2001 and 2000 were used in calculating the income tax liabilities, expense, and deferred taxes. Income tax expense for the years ended December 31, 2001 and 2000, is computed as follows:

                                                   2001           2000
                                                ------------- -------------
     Current:
       Federal                                  $          -  $          -
       State                                             100           100
                                                ------------- -------------
                                                         100           100
     Deferred:
       Federal                                        85,251           147
       State                                          13,196            23
                                                ------------- -------------

                                                      98,447           170
                                                ------------- -------------

                                                $     98,547  $        270
                                                ============= =============

The income tax provision reconciled to the tax computed at the federal statutory rate of 34 percent is as follows:

                                                      2001           2000
                                                ------------- --------------
    Income taxes at statutory rate              $     88,521  $    (325,294)
    Nondeductible expenses                            (3,971)        (2,240)
    State income taxes, net of
      federal tax benefit                             13,997        (29,100)
    Net operating loss benefit                             -       (356,904)
                                                ------------- --------------

                                                $     98,547  $         270
                                                ============= ==============

Deferred tax assets and liabilities consist of the following:

                                                      2001           2000
                                                ------------- --------------
    Current deferred tax asset:
      Net operating loss                        $    552,847  $     651,182
      Less valuation allowance                      (356,904)      (356,904)
                                                ------------- --------------

        Total deferred tax asset                     195,943        294,278

    Long-term deferred tax liability:
      Depreciation temporary differences             (20,432)       (20,320)
                                                ------------- --------------

        Net deferred tax asset                  $    175,511  $     273,958
                                                ============= ==============

IDIGLOBAL.COM, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

Note 2.  Income Taxes (Continued)
         -----------------------

The Company has recorded a valuation allowance to reflect the estimated amount of deferred tax assets which may not be realized, principally due to the expiration of net operating loss carry forwards. As of December 31, 2001 and 2000, a valuation allowance has been recorded in the amount of $356,904.

Note 3.  Additional Cash Flow Statement Disclosures
         ------------------------------------------

The Company paid $42,558 and $44,028 of interest and $100 annually for income taxes during the years ended December 31, 2001 and 2000, respectively. During the year ended December 31, 2001, stock was issued for services valued at $10,000. During the year ended December 31, 2000, stock was issued for services and financing valued at $190,000 and $749, respectively.

Note 4.  Concentrations of Credit Risk
         ------------------------------

The Company's carrying amount of cash deposits at December 31, 2001 was $1,046,270, and the cash balances approximate $1,105,000 of which approximately $263,500 was covered by federal depository insurance.

Note 5.  Related Party Transactions and Commitments
         ------------------------------------------

During the years ended December 31, 2001 and 2000, the Company paid $230,484 and $90,000, respectively, in consulting fees and net revenue fees to entities
owned by the majority stockholders of the Company.    Also during the year
ended December 31, 2000, the Company compensated a stockholder of the Company with furniture with a net book value of $4,005.

Note 6.  Operating Leases
         ----------------

The Company leases office space at various locations. Future annual lease payments as of December 31, 2001 are as follows:

                      2002          $   203,399
                      2003              208,946
                      2004              187,336
                      2005              114,217
                                    -----------

                     Total          $   713,898
                                    ===========

IDIGLOBAL.COM, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

Note 6.  Operating Leases (Continued)
         ---------------------------

The Company leases equipment on two separate leases. Combined lease payments are $1,322 per month. Future annual lease payments as of December 31, 2001 are as follows:

                       Year Ending
                       December 31,            Amount
                       ------------          -------------
                          2002               $     14,144
                          2003                     13,284
                          2004                      5,535
                                             -------------

                         Total               $     32,963
                                             =============

Total expense for all operating leases was $236,525 and $106,951 in 2001 and 2000, respectively.

Note 7.  Notes Payable
         -------------

                                                   2001          2000
                                                ------------- -------------

Note payable to stockholder, 8 percent
  interest, past due, not collateralized        $    102,193  $    190,464

Note payable to a former officer of the
 Company, 8 percent interest, past due,
 not collateralized                                  300,932       307,624

Convertible promissory note payable to
 corporation, 12 percent interest,
 collateralized by stock, due May 31, 2001
 (This note was transferred to another entity
 in 2001 and is reflected below for $206,000.
 The note is no longer convertible.)                       -       200,000

Note payable to corporation, 8 percent
 interest, paid in full during 2001                        -        30,390

Note payable to an officer of the Company,
 12 percent interest, due March 31, 2002,
 not collateralized                                   309,000            -

Note payable to a corporation, 12 percent
 interest, due March 31, 2002, not
 collateralized                                       206,000            -

Note payable to a corporation, 14 percent
 interest, past due, not collateralized                50,000       50,000
                                                -------------- -------------

                                                $     968,125  $   778,478
                                                ============== =============

IDIGLOBAL.COM, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

Note 8.  Pension Plan
         ------------

On July 1, 2000, the Company established a defined contribution 401(k) pension plan. The Company's contributions to the plan are based on matching 100 percent of the employees contributions to a maximum of six percent of compensation per participant. All employees with more than six months of service and who are age 20 1/2 or older are eligible for participation in the plan. Company contributions totaled $30,914 and $8,742 for the year ended December 31, 2001 and 2000, respectively.

Note 9.  Business Condition
         ------------------

In previous years, the Company had some loss from operations and had not yet achieved positive cash flow from operating activities for the year ended December 31, 2000. On December 31, 2001, the Company's current liabilities
exceeded current assets.    Management has restructured certain liabilities
and has arranged for meaningful capital infusions which, along with expanded operations, will provide the necessary cash flow for the Company to continue as a going concern.

Note 10.  Litigation
          ----------

The Company is defending itself in a lawsuit with a former employee and stockholder of the Company. The employee claims that he is entitled to certain additional compensation and common stock. The Company believes that all commitments have been paid in full as that the Company has a signed agreement from the employee agreeing to the common stock currently issued.

It is the opinion of management and the Company's legal counsel that the employee will fail in his breach of contract claims. As for the common stock issue, management and the Company's legal counsel believe that no additional stock will be granted to the employee and, because of the employee's violations of the covenant not to compete, he may even forfeit his right to the common stock already granted and issued. Accordingly, management has not recorded adjustments to these financial statements as a result of the legal proceedings associated with this litigation.

The Company is engaged in various lawsuits, either as plaintiff or defendant. In the opinion of management, based upon advice of counsel, the ultimate outcome of these lawsuits will not have a material impact on the Company's consolidated financial statements.

IDIGLOBAL.COM, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

Note 11.  Stock Options
          -------------

In December 2000, the Company also granted stock options to qualified employees. The options have a vesting period of two years and expire five years from the date of issuance. The exercise price is the fair-market value on the date of issuance of $.20 per common share. The total number of options granted was 2,425,000.

In April, 2001, the Company granted stock options to qualified employees. The options have a vesting period of three years and expire five years from the date of issuance. The exercise price is the fair-market value on the date of issuance of $.50 per common share. The total number of options granted was 380,000.

The Company follows Accounting Principles Board Opinion 25 "Accounting for Stock Issued to Employees" to account for its stock option plan. Under APB 25, no compensation is required to be recorded in the financial statements. An alternative method of accounting for stock options is SFAS 123 "Accounting for Stock-Based Compensation". Under SFAS 123, employee stock options are valued at grant date at fair value. The fair value of the options at the grant date would be recorded as compensation expense, net of income taxes, recognized ratably over the vesting period.

Had compensation cost for the Company's stock option plan been determined as prescribed by SFAS 123, stock-based compensation costs would have reduced net income by $13,818 for the year ending December 31, 2001. No stock-based compensation costs would have been recorded for the year ended December 31, 2000.

The average value of options granted was $.09 and $.04 ,in 2001 and 2000, respectively. Value was estimated using a weighted-average expected life of
5.0 years, no dividends, no volatility, and a risk-free interest rate of 4 percent.

Note 12.  Subsequent Events
          -----------------

On January 11, 2002, two stockholders of the Company agreed to contribute approximately 4 million shares of common stock to the Company for no consideration. Also, the Company agreed to purchase from one of these
stockholders a portion of his common stock   for $250,000.  In addition, the
Company agreed to exchange shares of common stock for a note payable reduction of $300,000. The note, which bears interest at 8%, was owed to a former officer of the Company.

On January 16, 2002, the Company entered into an agreement and plan of merger with a Nevada corporation, previously called Bennion Corporation. The name of Bennion Corporation has been changed to IDI Global Inc. and is currently a
listed company on the OTCBB under the symbol IDIB.   Upon consummation, the
transaction will be accounted for as a reverse merger with the Company becoming the acquiring entity for accounting purposes.

IDIGLOBAL.COM, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13.    Recent Accounting Pronouncements
            --------------------------------

In September 2000, the FASB issued SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities". This statement is a replacement of SFAS 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities". Most of the provisions of SFAS 125 were carried forward to SFAS 140 without reconsideration by the FASB, and some were changed only in minor ways. In issuing SFAS 140, the FASB included issues and decisions that had been addressed and determined since the original publication of SFAS 125. SFAS 140 is effective for transfers after March 31, 2001.

In July 2001, the FASB issued SFAS No. 141 "Business Combinations," SFAS No. 142 "Goodwill and Other Intangible Assets," and SFAS No. 143 "Accounting for Asset Retirement Obligations." SFAS 141 is a replacement of APB Opinion No. 16 "Business Combinations" and discontinues the pooling of interests method of accounting for business combinations. SFAS 141 is effective for business combinations initiated on or after July 1, 2001. SFAS 142 is a replacement of APB Opinion No. 17 "Intangible Assets" and establishes new rules for accounting for goodwill and other intangible assets. SFAS 142 is effective for fiscal years beginning after December 15, 2001. SFAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized. SFAS 143 is effective for years beginning after June 15, 2002.

In August 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 supercedes SFAS No. 121 and APB Opinion No. 30. SFAS 144 is effective for fiscal years beginning after December 15, 2001 and interim periods with those fiscal years.

The application of all of these recent pronouncements is not expected to have a material impact on the Company's financial statements.

                         IDI GLOBAL, INC.
                  (Formerly Bennion Corporation
                     and idiglobal.com, Inc.)

                        PRO FORMA COMBINED
                       FINANCIAL STATEMENTS
                           (Unaudited)

TABLE OF CONTENTS

                                                                      Page
-----------------------------------------------------------------------------

REPORT                                                                    1

  FINANCIAL STATEMENTS:

  Pro Forma Combined Balance Sheet as of December 31, 2001 (Unaudited)    2

  Pro Forma Combined Statement of Income for the Year Ended
  December 31, 2001                                                       3

  Pro Forma Combined Notes to Financial Statements                        4

                         IdI Global, Inc.
                  (Formerly Bennion Corporation
                     and idiglobal.com, Inc.)
             Pro Forma Combined Financial Statements
                           (Unaudited)




The following unaudited pro forma combined balance sheet and statement of income aggregate the balance sheet and statement of operations of Bennion Corporation (Bennion) as of and for the year ended December 31, 2001, and the balance sheet and statement of income of idiglobal.com, Inc. as of and for the year ended December 31, 2001, giving effect to a transaction which was signed on January 16, 2001, wherein Bennion (through its wholly owned subsidiary Internet Development, Inc.) acquired idiglobal.com. The business combination is treated as a recapitalization of idiglobal.com with Bennion issuing common stock in exchange for all of the issued and outstanding shares of idiglobal.com, Inc. The following pro forma balance sheet and statement of income used management assumptions as described in the notes and the historical financial information available at December 31, 2001. The historical financial statements for Bennion at December 31, 2001, were audited. The historical financial statements of idiglobal.com at December 31, 2001, were audited.

The pro forma combined balance sheet and statement of income should be read in conjunction with the separate historical financial statements and related notes thereto of Bennion and idiglobal.com. The pro forma combined financial statements are not necessarily indicative of the combined balance sheet and statement of income which might have existed for the period indicated or the results of operations as they may be now or in the future.

IDI GLOBAL, INC.
(Formerly Bennion Corporation and idiglobal.com, Inc.)
PRO FORMA COMBINED BALANCE SHEET
December 31, 2001
(Unaudited)
------------------------------------------------------------------------------
                                                     Pro forma
                         idiglobal.com,   Bennion     Increase    Pro forma
                                Inc.    Corporation  (Decrease)    Combined
                         -------------- ----------- ------------ -------------
ASSETS

Current Assets:
  Cash                   $    204,664   $        -  $         -  $   204,664
  Restricted cash             841,606            -            -      841,606
  Accounts receivable          81,027            -            -       81,027
  Inventories                       -            -            -            -
                         -------------- ----------- ------------ -------------

    Total current assets    1,127,297            -            -    1,127,297

Software and
 Equipment, Net               176,993            -            -      176,993

Deferred Income Tax Asset     195,943            -            -      195,943

Other Assets                   72,436            -            -       72,436
                         -------------- ----------- ------------ -------------

    Total assets         $  1,572,669   $        -   $        -  $ 1,572,669
                         =============  ============ =========== =============

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
  Accounts payable       $     121,022  $   30,000   $        -  $   151,022
  Accrued expenses             520,122           -            -      520,122
  Income taxes payable             100           -            -          100
  Reserve for refunds and
    chargebacks                233,353           -            -      233,353
  Notes payable                968,125           -            -      968,125
                         -------------- ----------- ------------ -------------
    Total current
     liabilities             1,842,722      30,000            -    1,872,722

Deferred Income Tax
 Liability                      20,432           -            -       20,432
                         -------------- ----------- ------------ -------------

   Total liabilities         1,863,154      30,000            -    1,893,154

Stockholders' Equity
  Common stock, 50,000,000
    shares authorized,
    $.001 par value                  -      11,500            -       11,500
  Common stock, 42,000,000
    shares authorized,
    $.0001 par value             1,779           -       (1,779)           -
 Preferred stock,
    8,000,000 shares
    authorized, $.0001
    par value                        -           -            -            -
  Additional paid-in
    capital                    977,619       5,500      (45,221)     937,898
  Accumulated deficit      ( 1,269,883)    (47,000)      47,000   (1,269,883)
                         -------------- ----------- ------------ -------------
   Total stockholders'
    deficit                   (290,485)    (30,000)           -     (320,485)
                         -------------- ----------- ------------ -------------
      Total liabilities
      and stockholders'
      deficit            $   1,572,669  $        -  $         -  $ 1,572,669
                         ============== =========== ============ =============




The accompanying notes are an integral part of the pro forma financial statements.

IDI GLOBAL, INC.
(Formerly Bennion Corporation and idiglobal.com, Inc.)
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 2001
(Unaudited)
------------------------------------------------------------------------------
                                                     Pro forma
                         idiglobal.com,   Bennion     Increase    Pro forma
                                Inc.    Corporation  (Decrease)    Combined
                         -------------- ----------- ------------ -------------
Revenues, net            $  13,422,103  $        -  $         -  $ 13,422,103

Commissions                  9,741,283           -            -     9,741,283
                         -------------- ----------- ------------ -------------

Profit after Commissions     3,680,820           -            -     3,680,820

General and
 Administrative Expenses     3,313,788           -            -     3,313,788
                         -------------- ----------- ------------ -------------

Operating Income (Loss)        367,032           -            -       367,032

Other Income (Expenses):
  Interest income               19,564           -            -        19,564
  Interest expense            (128,073)          -            -      (128,073)
  Other income (expense)         1,834           -            -         1,834
                         -------------- ----------- ------------ -------------
    Total other income
    (expenses)                (106,675)          -            -      (106,675)
                         -------------- ----------- ------------ -------------
Income (Loss) Before
  Income Taxes                 260,357           -            -       260,357

Income Tax Expense:
  Current income tax
    expense                        100           -            -           100
  Deferred income tax
    expense                     98,447           -            -        98,447
                         -------------- ----------- ------------ -------------
    Total income tax
     expense                    98,547           -            -        98,547
                         -------------- ----------- ------------ -------------

Net Income               $     161,810  $        -  $         -  $    161,810
                         ============== =========== ============ =============
Net Income per Common
  Share - basic and
  fully diluted                                                  $       0.01
                                                                 =============
Weighted Average Shares
  Outstanding                                                      11,500,000
                                                                 =============

IDI GLOBAL, INC.
(Formerly Bennion Corporation and idiglobal.com, Inc.)
PRO FORMA COMBINED NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

Bennion Corporation - The Company was incorporated under the laws of the State of Nevada on August 27, 1998, for the purpose of seeking out business opportunities, including acquisitions. The Company is a development stage company and since inception, the Company's activities have been limited to organizational matters and has not commenced its principal business activities.

idiglobal.com, Inc. - The Company was organized under the laws of the State of Delaware on March 25, 1999. The Company was formed for the purpose of, but not limited to, providing web-based internet applications.

Pro forma Adjustments - Bennion, through its wholly owned Subsidiary
Internet Development, Inc., acquired all of the issued and outstanding shares of idiglobal.com in exchange for 7,500,000 shares of common stock of Bennion with a par value of $.001. The acquisition has been treated as a recapitalization of idiglobal.com, Inc.

                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Date: 4/01/2002                     IDI Global, Inc.



                                     /s/ Steven R. Comer
                                 By: _______________________________
                                     Steven R. Comer
                                     President and Director